UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

February 17, 2012

Date of Report (Date of earliest event reported)

The China Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-05749	000000000
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o State Street Bank and Trust Company
2 Avenue de Lafayette,
P.O. Box 5049, Boston, Massachusetts	02206-5049
(Address of principal executive offices)	(Zip Code)

1(888)246-2255

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 4.01.  Changes in Registrant’s Certifying Accountant.

Item 9.01.  Financial Statements and Exhibits

Signatures

Item 4.01 Changes in Registrant’s Certifying Accountant

Ernst & Young LLP (“Ernst & Young”) was previously the independent registered public accounting firm for The China Fund, Inc. (the “Fund”). Ernst & Young notified the Fund that it does not meet the requirements for independence under Public Company Oversight Board Rule No. 3520 with regard to Allianz, the parent company of RCM Asia Pacific Limited, the Fund’s new investment adviser which was appointed by the Board effective February 12, 2012 subject to stockholder approval. As a result, Ernst & Young resigned from its position as the Fund’s independent registered public accounting firm on February 13, 2012. The Audit Committee and the Board of Directors are in the process of selecting a new firm to serve as the Fund’s independent registered public accounting firm for the fiscal year ending October 31, 2012.

Neither of Ernst & Young’s reports on the Fund’s financial statements for fiscal year ended in October 31, 2010 and 2011 contained an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope or accounting principles. During the Fund’s fiscal year ended October 31, 2010 and 2011, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement in its reports on the financial statements for such years. Ernst & Young is authorized to respond fully to the inquiries of the new firm concerning this matter, upon the appointment of the new firm.

On December 30, 2010, Ernst & Young issued its Reports of Registered Public Accounting Firm included in the Fund’s Form N-SAR for the fiscal years October 31, 2010 and 2009 to reflect that subsequent to the filing of the Fund’s Form N-SAR for its fiscal year ended October 31, 2009, management identified certain weaknesses in the operation of the Funds controls in respect of the Fund’s direct investment portfolio, which generally consists of investments which are not publicly traded (direct investments). Specifically, those controls did not operate to prevent the Fund from entering into a transaction in April 2009, being the purchase of Ugent Holdings Ltd. 12% bond (Ugent), a transaction that involved certain related parties. Further, the controls did not operate with sufficient effectiveness to allow management to detect this issue on a timely basis. The issue was identified in October 2010. Promptly upon identification of the issue, the Fund’s Board of Directors instructed Martin Currie Inc., the Fund’s Direct Investment Manager at the time, to suspend any further direct investment activity. In addition, a review by Martin Currie Inc. confirmed that there were no similar occurrences in connection with any of the Fund’s other direct investments. The Fund was reimbursed for the cost of its investment, less any interest or other income received. The Audit Committee and the full Board of Directors discussed this matter with Ernst & Young.

The Fund has requested that Ernst & Young furnish a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether it agrees with the above statements. A copy of this letter, dated February 17, 2012, along with Ernst & Young’s response, will be filed as an exhibit to the Fund’s next Form N-SAR (in accordance with Sub-Item 77k of Form N-SAR).

Item 9.01.  Financial Statements and Exhibits

(d)      Exhibits.

Exhibit No.	Description

16	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated February 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The China Fund, Inc. (Registrant)
Dated: February 17, 2012	/s/ Tracie A. Coop____ Name: Tracie A. Coop Title: Secretary